FOR RELEASE ON: November 4, 2019

CONTACT:    Robert Cherry, VP - Business Development & Investor Relations
608-361-7530
robert.cherry@regalbeloit.com

Regal Beloit Corporation Announces Third Quarter 2019 Financial Results

•	Diluted Earnings per Share of $1.19 Compared to $1.17 in 2018

•	Strong Free Cash Flow

•	Share Purchases of $94.1 Million

•	Board of Directors Approved New Share Purchase Authorization

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC), a global leader in the engineering and manufacturing of high-efficiency electric motors and power transmission products, reported third quarter 2019 diluted earnings per share of $1.19. Third quarter 2019 adjusted diluted earnings per share* were $1.35.

Key financial results for the third quarter 2019 included:

•
Total net sales of $772.3 million decreased 16.5% from the prior year and included a negative 0.7% impact from foreign currency and a negative 6.2% impact from businesses divested/to be exited. The result was a negative organic sales growth rate of 9.6%.

•
Income from operations was $72.8 million or 9.4% of net sales, up 190 basis points from prior year. Adjusted income from operations was $81.3 million or 10.5% of adjusted net sales, down 110 basis points from prior year.

•	Adjusted income from operations delevered at 20.7% from prior year.

•	Inventories down $39.6 million from the end of the second quarter 2019.

•	Net cash provided by operating activities was $140.6 million and capital expenditures totaled $21.1 million, resulting in free cash flow of $119.5 million or 239.5% of adjusted net income.

•	Purchased 1,282,037 shares for a total of $94.1 million.

•	The Board of Directors on October 25, 2019 approved a new $250 million share purchase authorization replacing the previous authorization.

Third quarter 2019 segment results versus the prior year third quarter:

•
Commercial and Industrial Systems segment net sales were $358.6 million, a decrease of 22.4%. Businesses divested/to be exited had a negative 8.6% impact, and foreign currency had a negative 1.1% impact. The result was a negative organic sales growth rate of 12.7% driven by continued inventory de-stocking in the North American pool pump market, weakness in China industrial demand, a slowdown in the commercial HVAC market combined with account pruning, and continued power generation project delays due to end market overcapacity. Operating margin was 4.0%. Excluding adjustments of $5.8 million, adjusted operating margin was 5.6% of adjusted net sales.

•
Climate Solutions segment net sales were $230.9 million, a decrease of 9.6%. The businesses divested/to be exited had a negative 4.6% impact, and foreign currency had a negative 0.2% impact. The result was a negative organic sales growth rate of 4.8% driven by the impact from the FER pre-buy in residential HVAC in the first half of the year, OEM destocking, and mild weather in the third quarter. Additionally, there was weakness in commercial refrigeration and ongoing account pruning efforts in the segment, which were partially offset by improving demand in both the Asia Pacific and European end markets. Operating margin was 16.3%. Excluding net adjustments of $1.8 million, adjusted operating margin was 17.1% of adjusted net sales.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

•
Power Transmission Solutions segment net sales were $182.8 million, a decrease of 12.0%. The businesses divested/to be exited had a negative 2.1% impact, and foreign currency had a negative 0.6% impact. The result was a negative organic sales growth rate of 9.3% driven by a slowdown in North American industrial end markets and continued de-stocking of inventory in the distribution channel. There was also significant weakness in upstream oil & gas, agriculture, and beverage end markets, which were partially offset by strong demand in renewable energy. Operating margin was 11.4%. Excluding net adjustments of $0.9 million, adjusted operating margin was 11.9% of adjusted net sales.

“While the third quarter top line was challenging for Regal, our ability to quickly accelerate cost-out initiatives illustrates the opportunity to improve the long-term profitability of the business. Our financial results reflected lower than expected demand due to the slowdown in industrial markets, the ongoing global trade uncertainties, and the reduction in customer inventories. Despite these headwinds, Regal delevered at a below normal rate in the quarter and saw free cash flow of 240% of adjusted net income. I am very proud of our teams’ efforts,” said Regal CEO Louis Pinkham.

2019 Outlook

“We are increasing our free cash flow to adjusted net income guidance to over 115% for the year. For EPS, we are lowering our adjusted diluted earnings per share guidance to $5.45 to $5.55, a reduction of 2.7% at the midpoint. We believe this reduction reflects current market conditions. We continue to accelerate cost-out activities focused on three main initiatives; (1) 80/20 simplification efforts, (2) plant consolidations, of which five have been announced, and (3) product rationalization efforts, particularly in our Commercial and Industrial segment. This, along with growth plans that I have recently reviewed with our teams during the strategic planning process, are compelling value creation opportunities we have at Regal,” continued Mr. Pinkham.

The Company forecasts 2019 GAAP diluted earnings per share of $5.85 to $5.95. The difference between the GAAP diluted earnings per share guidance and the adjusted diluted earnings per share guidance relates to expected restructuring and related costs of $0.34 per share, gain on businesses divested and assets to be exited of $0.70 per share, net income from businesses to be divested/exited of $0.08 per share, and CEO transition costs of $0.04 per share.

The Company’s 2019 guidance excludes the sales and earnings from a number of businesses that have been or are expected to be divested or exited. Please see the table in the appendix for details.

As stated in the second quarter 2019 earnings release, the Company closed on July 2, 2019 the divestiture of a vapor recovery business previously included in the Commercial and Industrial Systems segment. The results from the business were included in the Company’s second quarter financial statements but excluded from the Company’s full year 2019 guidance. The Company’s adjusted results for the nine months ended September 28, 2019 exclude this business, which had adjusted diluted earnings per share of $0.06 in 2019, prior to the divestiture.

Conference Call

Regal will hold a conference call to discuss the earnings release at 9:00 AM CST (10:00 AM EST) on Monday, November 4, 2019. To listen to the live audio and view the presentation during the call, please visit Regal’s Investors website: https://investors.regalbeloit.com. To listen by phone or to ask the presenters a question, dial 1.888.317.6003 (U.S. callers) or +1.412.317.6061 (international callers) and enter 8512252# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or +1.412.317.0088 (international callers), using a replay access code of 10135317#. Both will be accessible until February 4, 2020.

About the Company

Regal Beloit Corporation (NYSE: RBC) is a global leader in the engineering and manufacturing of electric motors and controls, power generation products and power transmission serving customers throughout the world. We create a better tomorrow by developing and responsibly producing energy-efficient products and systems.

Our company is comprised of three operating segments: Commercial and Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, visit RegalBeloit.com.
CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this release may be forward-looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “forecast,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative of these terms or other similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; our ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in certain geographic locations in which we do business; fluctuations in commodity prices and raw material costs; our dependence on significant customers; risks associated with global manufacturing; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; our overall debt levels and our ability to repay principal and interest on our outstanding debt; prolonged declines in one or more markets we serve, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling or water heating; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that we cannot control; product liability and other litigation, or claims by end users, government agencies or others that our products or our customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; effects on earnings of any significant impairment of goodwill or intangible assets; losses from failures, breaches, attacks or disclosures involving our information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including but not limited to those described in “Item 1A-Risk Factors” of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 26, 2019 and from time to time in other filed reports. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this release are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted income from operations, adjusted operating margin, adjusted net sales, net debt, adjusted EBITDA, adjusted operating leverage, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations, adjusted operating income, adjusted operating margin, and adjusted operating leverage to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, net debt, adjusted EBITDA, adjusted net sales, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition (“net sales from business acquired") and excluding any sales from business divested/to be exited (“net sales from business divested/to be exited“) recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. For further clarification, we may use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended		Nine Months Ended
	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
Net Sales	$772.3	$925.4	$2,499.8	$2,763.9
Cost of Sales	570.4	682.8	1,829.3	2,039.0
Gross Profit	201.9	242.6	670.5	724.9
Operating Expenses	129.1	155.0	371.1	449.5
Goodwill Impairment	—	9.5	—	9.5
Asset Impairments	—	8.7	10.0	8.7
Total Operating Expenses	129.1	173.2	381.1	467.7
Income from Operations	72.8	69.4	289.4	257.2
Other Expenses, net	0.1	0.4	0.4	1.2
Interest Expense	13.5	13.7	40.5	40.9
Interest Income	1.5	1.0	4.0	1.8
Income before Taxes	60.7	56.3	252.5	216.9
Provision for Income Taxes	9.9	3.6	47.5	37.6
Net Income	50.8	52.7	205.0	179.3
Less: Net Income Attributable to Noncontrolling Interests	1.1	1.4	2.8	3.7
Net Income Attributable to Regal Beloit Corporation	$49.7	$51.3	$202.2	$175.6
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.20	$1.18	$4.78	$4.01
Assuming Dilution	$1.19	$1.17	$4.75	$3.98
Cash Dividends Declared Per Share	$0.30	$0.28	$0.88	$0.82
Weighted Average Number of Shares Outstanding:
Basic	41.5	43.4	42.3	43.8
Assuming Dilution	41.7	43.8	42.6	44.1

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Sep 28, 2019	Dec 29, 2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$293.0	$248.6
Trade Receivables, less Allowances of $9.4 Million in 2019 and $13.3 Million in 2018	491.7	551.9
Inventories	725.7	767.2
Prepaid Expenses and Other Current Assets	157.5	250.0
Total Current Assets	1,667.9	1,817.7

Net Property, Plant, Equipment and Noncurrent Assets	2,810.4	2,806.1
Total Assets	$4,478.3	$4,623.8

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$362.3	$424.8
Other Accrued Expenses	226.3	258.2
Current Maturities of Debt	0.6	0.5
Total Current Liabilities	589.2	683.5

Long-Term Debt	1,200.3	1,306.6
Other Noncurrent Liabilities	359.7	295.2
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,301.3	2,310.5
Noncontrolling Interests	27.8	28.0
Total Equity	2,329.1	2,338.5
Total Liabilities and Equity	$4,478.3	$4,623.8

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Nine Months Ended
	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$50.8	$52.7	$205.0	$179.3
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	33.9	35.3	100.4	106.3
Loss on Disposal of Assets	1.3	1.1	1.7	3.5
(Gain) Loss on Businesses Divested and Assets to be Exited	0.2	34.9	(35.2)	34.9
Share-Based Compensation Expense	2.6	3.3	10.0	10.5
Change in Operating Assets and Liabilities	51.8	(21.3)	(10.7)	(84.2)
Net Cash Provided by Operating Activities	140.6	106.0	271.2	250.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(21.1)	(18.7)	(77.3)	(59.2)
Proceeds Received from Sales of Property, Plant and Equipment	—	4.0	1.7	4.4
Net Sales of Investment Securities	—	—	—	0.5
Business Acquisitions, Net of Cash Acquired	—	—	—	(161.5)
Proceeds Received from Disposal of Businesses	21.4	—	159.6	—
Net Cash (Used in) Provided by Investing Activities	0.3	(14.7)	84.0	(215.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (Repayments) Borrowings Under Revolving Credit Facility	(22.7)	(168.3)	(83.1)	25.6
Net (Repayments) Borrowings of Short-Term Borrowings	—	0.1	—	(0.6)
Proceeds from Long-Term Debt	—	900.0	—	900.2
Repayments of Long-Term Debt	—	(786.2)	(24.2)	(786.3)
Dividends Paid to Shareholders	(12.6)	(12.2)	(36.6)	(35.1)
Repurchase of Common Stock	(94.2)	(7.2)	(150.1)	(78.3)
Distributions to Noncontrolling Interest	(1.5)	(1.6)	(1.8)	(1.6)
Shares Surrendered for Taxes	(0.5)	(0.5)	(8.0)	(3.4)
Purchase of Subsidiary Shares from Noncontrolling Interest	—	(0.8)	—	(0.8)
Financing Fees Paid	—	(3.5)	—	(3.5)
Net Cash (Used in) Provided by Financing Activities	(131.5)	(80.2)	(303.8)	16.2
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(7.7)	(2.3)	(7.0)	(5.9)
Net Increase in Cash and Cash Equivalents	1.7	8.8	44.4	44.8
Cash and Cash Equivalents at Beginning of Period	291.3	175.6	248.6	139.6
Cash and Cash Equivalents at End of Period	$293.0	$184.4	$293.0	$184.4

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
Net Sales	$358.6	$462.3	$230.9	$255.4	$182.8	$207.7	$772.3	$925.4
Net Sales from Businesses Divested/to be Exited	—	(46.7)	(0.9)	(13.3)	—	(4.8)	(0.9)	(64.8)
Adjusted Net Sales*	$358.6	$415.6	$230.0	$242.1	$182.8	$202.9	$771.4	$860.6

GAAP Operating Margin	4.0%	7.6%	16.3%	2.3%	11.4%	13.5%	9.4%	7.5%
Adjusted Operating Margin*	5.6%	7.7%	17.1%	16.4%	11.9%	13.8%	10.5%	11.6%

Components of Net Sales:
Organic Sales Growth*	(12.7)%	5.1%	(4.8)%	1.5%	(9.3)%	8.1%	(9.6)%	4.7%
Acquisitions	—%	9.5%	—%	—%	—%	—%	—%	4.4%
Businesses Divested/to be Exited	(8.6)%	(0.2)%	(4.6)%	(1.0)%	(2.1)%	—%	(6.2)%	(0.3)%
Foreign Currency Impact	(1.1)%	(1.1)%	(0.2)%	(0.7)%	(0.6)%	(0.4)%	(0.7)%	(0.8)%

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Nine Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
Net Sales	$1,140.7	$1,345.3	$762.1	$792.6	$597.0	$626.0	$2,499.8	$2,763.9
Net Sales from Businesses Divested/to be Exited	(25.0)	(134.3)	(22.0)	(50.5)	(5.6)	(14.7)	(52.6)	(199.5)
Adjusted Net Sales*	$1,115.7	$1,211.0	$740.1	$742.1	$591.4	$611.3	$2,447.2	$2,564.4

GAAP Operating Margin	7.7%	7.1%	16.8%	10.4%	12.4%	12.8%	11.6%	9.3%
Adjusted Operating Margin*	5.7%	7.6%	16.8%	15.3%	13.0%	13.1%	10.8%	11.1%

Components of Net Sales:
Organic Sales Growth	(8.7)%	4.8%	0.4%	3.4%	(2.2)%	9.1%	(4.5)%	5.4%
Acquisitions	2.6%	6.0%	—%	—%	—%	—%	1.2%	2.8%
Businesses Divested/to be Exited	(7.3)%	0.5%	(3.5)%	(1.1)%	(1.4)%	—%	(5.0)%	(0.1)%
Foreign Currency Impact	(1.8)%	1.2%	(0.7)%	0.1%	(1.0)%	1.0%	(1.3)%	0.8%

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Nine Months Ended
	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
GAAP Diluted Earnings Per Share	$1.19	$1.17	$4.75	$3.98
Restructuring and Related Costs	0.14	0.03	0.24	0.09
Purchase Accounting and Transaction Costs	—	0.01	—	0.09
(Gain) Loss on Businesses Divested and Assets to be Exited	—	0.61	(0.70)	0.61
Net (Income) Loss from Businesses Divested/to be Exited	0.02	(0.11)	(0.08)	(0.29)
CEO Transition Costs	—	—	0.03	—
Impact of the New US Tax Legislation	—	(0.15)	—	(0.15)
Adjusted Diluted Earnings Per Share	$1.35	$1.56	$4.24	$4.33

2019 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2019 Diluted EPS Annual Guidance	$5.85	$5.95
Restructuring and Related Costs	0.34	0.34
Gain on Businesses Divested and Assets to be Exited	(0.70)	(0.70)
Net Income from Businesses Divested/to be Exited	(0.08)	(0.08)
CEO Transition Costs	0.04	0.04
2019 Adjusted Diluted EPS Annual Guidance	$5.45	$5.55

ADJUSTED INCOME FROM OPERATIONS

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
GAAP Income from Operations	$14.3	$35.3	$37.6	$6.0	$20.9	$28.1	$72.8	$69.4
Restructuring and Related Costs	5.6	1.9	0.8	0.3	0.9	0.1	7.3	2.3
Purchase Accounting and Transaction Costs	—	0.2	—	—	—	—	—	0.2
Loss on Businesses Divested and Assets to be Exited	0.1	—	0.1	34.9	—	—	0.2	34.9
Operating Loss (Income) from Businesses Divested/to be Exited	—	(5.2)	0.9	(1.5)	—	(0.3)	0.9	(7.0)
CEO Transition Costs	0.1	—	—	—	—	—	0.1	—
Adjusted Income from Operations	$20.1	$32.2	$39.4	$39.7	$21.8	$27.9	$81.3	$99.8

GAAP Operating Margin %	4.0%	7.6%	16.3%	2.3%	11.4%	13.5%	9.4%	7.5%
Adjusted Operating Margin %	5.6%	7.7%	17.1%	16.4%	11.9%	13.8%	10.5%	11.6%

ADJUSTED INCOME FROM OPERATIONS

	Nine Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
GAAP Income from Operations	$87.3	$94.9	$128.2	$82.3	$73.9	$80.0	$289.4	$257.2
Restructuring and Related Costs	10.3	3.9	1.5	1.4	1.4	0.2	13.2	5.5
Purchase Accounting and Transaction Costs	0.1	5.3	—	—	—	—	0.1	5.3
(Gain) Loss on Businesses Divested and Assets to be Exited	(31.7)	—	(4.7)	34.9	1.2	—	(35.2)	34.9
Operating Income from Businesses Divested/to be Exited	(3.3)	(12.0)	(1.1)	(5.2)	(0.3)	(0.2)	(4.7)	(17.4)
CEO Transition Costs	0.9	—	0.5	—	0.4	—	1.8	—
Adjusted Income from Operations	$63.6	$92.1	$124.4	$113.4	$76.6	$80.0	$264.6	$285.5

GAAP Operating Margin %	7.7%	7.1%	16.8%	10.4%	12.4%	12.8%	11.6%	9.3%
Adjusted Operating Margin %	5.7%	7.6%	16.8%	15.3%	13.0%	13.1%	10.8%	11.1%

DEBT TO EBITDA	Last Twelve Months
	Sep 28, 2019	Dec 29, 2018
Net Income	$261.5	$235.8
Interest Expense	54.8	55.2
Interest Income	(4.1)	(1.9)
Taxes	66.3	56.4
Depreciation and Amortization	136.5	142.4
EBITDA	$515.0	$487.9
Restructuring and Related Costs	15.4	7.7
Purchase Accounting and Transactions Costs	0.2	5.4
Impairment and Exit Related Costs	10.0	34.9
CEO Transition Costs	5.6	3.8
Operating Income from Businesses Divested/to be Exited	(11.2)	(23.9)
Gain on Sale of Assets	(2.2)	(2.2)
Gain on Divestiture of Businesses	(45.2)	—
Adjusted EBITDA	$487.6	$513.6

Current Maturities of Long-Term Debt	$0.6	$0.5
Long-Term Debt	1,200.3	1,306.6
Total Gross Debt	$1,200.9	$1,307.1
Cash	(293.0)	(248.6)
Net Debt	$907.9	$1,058.5

Gross Debt/EBITDA	2.3	2.7
Gross Debt/Adjusted EBITDA	2.5	2.5

Net Debt/EBITDA	1.8	2.2
Net Debt/Adjusted EBITDA	1.9	2.1

OPERATING LEVERAGE	Three Months Ended
	Sep 28, 2019	Sep 29, 2018	Change
GAAP Income from Operations	$72.8	$69.4	$3.4
Adjusted Income from Operations	$81.3	$99.8	$(18.5)

Net Sales	$772.3	$925.4	$(153.1)
Adjusted Net Sales	$771.4	$860.6	$(89.2)

GAAP Operating Leverage			(2.2)%
Adjusted Operating Leverage			20.7%

FREE CASH FLOW	Three Months Ended		Nine Months Ended
	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
Net Cash Provided by Operating Activities	$140.6	$106.0	$271.2	$250.3
Additions to Property Plant and Equipment	(21.1)	(18.7)	(77.3)	(59.2)
Free Cash Flow	$119.5	$87.3	$193.9	$191.1

GAAP Net Income Attributable to Regal Beloit Corporation	$49.7	$51.3	$202.2	$175.6
(Gain) Loss on Businesses Divested and Impairments	0.2	18.2	(35.2)	18.2
Tax Effect from (Gain) Loss on Businesses Divested and Impairments	—	(4.0)	5.5	(4.0)
Adjusted Net Income Attributable to Regal Beloit Corporation[1]	$49.9	$65.5	$172.5	$189.8

Free Cash Flow as a Percentage of Adjusted Net Income Attributable to Regal Beloit Corporation	239.5%	133.3%	112.4%	100.7%

 [1] The Net Income Attributable to Regal Beloit Corporation is adjusted for the gains and losses on divested businesses and goodwill and asset impairments related to the business to be exited and used in the Free Cash Flow Calculation.

ADJUSTED EFFECTIVE TAX RATE	Three Months Ended		Nine Months Ended
	Sep 28, 2019	Sep 29, 2018	Sep 28, 2019	Sep 29, 2018
Income before Taxes	$60.7	$56.3	$252.5	$216.9
Provision for Income Taxes	9.9	3.6	47.5	37.6
Effective Tax Rate	16.3%	6.4%	18.8%	17.3%

Income before Taxes	$60.7	$56.3	$252.5	$216.9
(Gain) Loss on Businesses Divested and Assets to be Exited	0.2	34.9	(35.2)	34.9
Adjusted Income before Taxes	$60.9	$91.2	$217.3	$251.8

Provision for Income Taxes	$9.9	$3.6	$47.5	$37.6
Tax Effect from (Gain) Loss on Businesses Divested and Assets to be Exited	—	8.2	(5.5)	8.2
Impact of the New US Tax Legislation	—	6.6	—	6.6
Adjusted Provision for Income Taxes	$9.9	$18.4	$42.0	$52.4

Adjusted Effective Tax Rate	16.3%	20.2%	19.3%	20.8%

ORGANIC SALES GROWTH	Three Months Ended
	September 28, 2019
	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Three Months Ended Sep 28, 2019	$358.6	$230.9	$182.8	$772.3
Net Sales from Businesses Divested/to be Exited	—	(0.9)	—	(0.9)
Impact from Foreign Currency Exchange Rates	4.4	0.6	1.3	6.3
Organic Sales Three Months Ended Sep 28, 2019	$363.0	$230.6	$184.1	$777.7

Net Sales Three Months Ended Sep 29, 2018	$462.3	$255.4	$207.7	$925.4
Net Sales from Businesses Divested/to be Exited	(46.7)	(13.3)	(4.8)	(64.8)
Adjusted Net Sales Three Months Ended Sep 29, 2018	$415.6	$242.1	$202.9	$860.6

Three Months Ended Sep 28, 2019 Organic Sales Growth %	(12.7)%	(4.8)%	(9.3)%	(9.6)%
Three Months Ended Sep 28, 2019 Net Sales Growth %	(22.4)%	(9.6)%	(12.0)%	(16.5)%

ORGANIC SALES GROWTH	Nine Months Ended
	September 28, 2019
	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Nine Months Ended Sep 28, 2019	$1,140.7	$762.1	$597.0	$2,499.8
Net Sales from Business Acquired	(31.7)	—	—	(31.7)
Net Sales from Businesses Divested/to be Exited	(25.0)	(22.0)	(5.6)	(52.6)
Impact from Foreign Currency Exchange Rates	22.0	5.3	6.2	33.5
Organic Sales Nine Months Ended Sep 28, 2019	$1,106.0	$745.4	$597.6	$2,449.0

Net Sales Nine Months Ended Sep 29, 2018	$1,345.3	$792.6	$626.0	$2,763.9
Net Sales from Businesses Divested/to be Exited	(134.3)	(50.5)	(14.7)	(199.5)
Adjusted Net Sales Nine Months Ended Sep 29, 2018	$1,211.0	$742.1	$611.3	$2,564.4

Nine Months Ended Sep 28, 2019 Organic Sales Growth %	(8.7)%	0.4%	(2.2)%	(4.5)%
Nine Months Ended Sep 28, 2019 Net Sales Growth %	(15.2)%	(3.8)%	(4.6)%	(9.6)%

The following tables outline by quarter and full year the 2018 net sales and income from operations, and the full year adjusted diluted earnings per share, illustrating the impact of businesses divested and to be exited, which can be used to compare to Regal's 2019 guidance and actual performance.

	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal

Fiscal 2018 First Quarter Schedule for Ongoing Business
Net Sales Three Months Ended March 31, 2018	$414.0	$259.9	$204.9	$878.8
Net Sales from Businesses Divested/to be Exited	(43.9)	(18.0)	(4.3)	(66.2)
Net Sales from Ongoing Business	$370.1	$241.9	$200.6	$812.6

GAAP Income from Operations Three Months Ended March 31, 2018	$29.1	$32.3	$26.8	$88.2
Restructuring and Related Costs	1.3	0.4	—	1.7
(Income) Loss from Operations of Businesses Divested/to be Exited	(2.8)	(1.6)	0.4	(4.0)
Adjusted Income from Operations of Ongoing Business	$27.6	$31.1	$27.2	$85.9

Ongoing Business Adjusted Operating Margin %	7.5%	12.9%	13.6%	10.6%

Fiscal 2018 Second Quarter Schedule for Ongoing Business
Net Sales Three Months Ended June 30, 2018	$469.0	$277.3	$213.4	$959.7
Net Sales from Businesses Divested/to be Exited	(43.7)	(19.2)	(5.6)	(68.5)
Net Sales from Ongoing Business	$425.3	$258.1	$207.8	$891.2

GAAP Income from Operations Three Months Ended June 30, 2018	$30.5	$44.0	$25.1	$99.6
Restructuring and Related Costs	0.7	0.7	0.1	1.5
Purchase Accounting and Transaction Costs	5.1	—	—	5.1
Income from Operations of Businesses Divested/to be Exited	(4.0)	(2.1)	(0.3)	(6.4)
Adjusted Income from Operations of Ongoing Business	$32.3	$42.6	$24.9	$99.8

Ongoing Business Adjusted Operating Margin %	7.6%	16.5%	12.0%	11.2%

	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal

Fiscal 2018 Third Quarter Schedule for Ongoing Business
Net Sales Three Months Ended September 29, 2018	$462.3	$255.4	$207.7	$925.4
Net Sales from Businesses Divested/to be Exited	(46.7)	(13.3)	(4.8)	(64.8)
Net Sales from Ongoing Business	$415.6	$242.1	$202.9	$860.6

GAAP Income from Operations Three Months Ended September 29, 2018	$35.3	$6.0	$28.1	$69.4
Restructuring and Related Costs	1.9	0.3	0.1	2.3
Purchase Accounting and Transaction Costs	0.2	—	—	0.2
Impairment and Exit Related Costs	—	34.9	—	34.9
Income from Operations of Businesses Divested/to be Exited	(5.2)	(1.5)	(0.3)	(7.0)
Adjusted Income from Operations of Ongoing Business	$32.2	$39.7	$27.9	$99.8

Ongoing Business Adjusted Operating Margin %	7.7%	16.4%	13.8%	11.6%

Fiscal 2018 Fourth Quarter Schedule for Ongoing Business
Net Sales Three Months Ended December 29, 2018	$436.7	$232.2	$212.8	$881.7
Net Sales from Businesses Divested/to be Exited	(47.5)	(11.2)	(5.2)	(63.9)
Net Sales from Ongoing Business	$389.2	$221.0	$207.6	$817.8

GAAP Income from Operations Three Months Ended December 29, 2018	$32.1	$33.3	$24.4	$89.8
Restructuring and Related Costs	1.7	0.4	0.1	2.2
Purchase Accounting and Transaction Costs	0.1	—	—	0.1
Gain on Sale of Assets	(1.5)	(0.7)	—	(2.2)
CEO Transition Costs	1.8	1.1	0.9	3.8
Income from Operations of Businesses Divested/to be Exited	(4.6)	(1.6)	(0.3)	(6.5)
Adjusted Income from Operations of Ongoing Business	$29.6	$32.5	$25.1	$87.2

Ongoing Business Adjusted Operating Margin %	7.6%	14.7%	12.1%	10.7%

	Commercial & Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal

Fiscal 2018 Full Year Schedule for Ongoing Business
Net Sales Twelve Months Ended December 29, 2018	$1,782.0	$1,024.8	$838.8	$3,645.6
Net Sales from Businesses Divested/to be Exited	(181.8)	(61.7)	(19.9)	(263.4)
Net Sales from Ongoing Business	$1,600.2	$963.1	$818.9	$3,382.2

GAAP Income from Operations Twelve Months Ended December 29, 2018	$127.0	$115.6	$104.4	$347.0
Restructuring and Related Costs	5.6	1.8	0.3	7.7
Purchase Accounting and Transaction Costs	5.4	—	—	5.4
Gain on Sale of Assets	(1.5)	(0.7)	—	(2.2)
CEO Transition Costs	1.8	1.1	0.9	3.8
Impairment and Exit Related Costs	—	34.9	—	34.9
Income from Operations of Businesses Divested/to be Exited	(16.6)	(6.8)	(0.5)	(23.9)
Adjusted Income from Operations of Ongoing Business	$121.7	$145.9	$105.1	$372.7

Ongoing Business Adjusted Operating Margin %	7.6%	15.1%	12.8%	11.0%

2018 ADJUSTED DILUTED EARNINGS PER SHARE FOR ONGOING BUSINESS	Three Months Ended				Twelve Months Ended Dec 29, 2018
	Mar 31, 2018	Jun 30, 2018	Sep 29, 2018	Dec 29, 2018
Adjusted Diluted Earnings Per Share	$1.33	$1.59	$1.67	$1.41	$6.00
Earnings Per Share from Businesses Divested/to be Exited	(0.06)	(0.09)	(0.11)	(0.10)	(0.36)
Adjusted Diluted Earnings Per Share for Ongoing Business	$1.27	$1.50	$1.56	$1.31	$5.64